                                                                   EXHIBIT 10.36

                                                                  Execution Copy

                      COLLATERAL AGENCY, SUBORDINATION AND
                             INTERCREDITOR AGREEMENT

     THIS COLLATERAL AGENCY, SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement"), dated as of March 16, 2004, is made by and among MOTIENT COMMUNICATIONS, INC., a Delaware corporation (the "Company"), MOTIENT LICENSE INC., a Delaware corporation ("License"), M&E ADVISORS L.L.C., a Delaware limited liability corporation, (in its individual capacity, "M&E," and in its capacity as Collateral Agent, the "Collateral Agent"), and MOTOROLA, INC., a Delaware corporation ("Motorola").

                                   WITNESSETH:

     WHEREAS, the Company has entered into that certain Amended and Restated Term Credit Agreement dated as of January 27, 2003 by and among the Company, Motient Corporation, a Delaware corporation, Motient Holdings Inc., a Delaware corporation, M&E and each of the other lenders party thereto, as amended by Amendment No. 1 to Amended and Restated Term Credit Agreement dated March 16, 2004 (and as the same may be further amended, the "M&E Credit Agreement"). In order to secure the obligations under the M&E Credit Agreement, the Company has executed that certain Motient Communications Share Pledge Agreement dated as of March 16, 2004 (the "M&E Pledge Agreement"), pledging a security interest in the collateral described on Exhibit A attached hereto (the "Collateral");

     WHEREAS, the Company has also executed that certain SLA Promissory Note dated as of December 1, 2002 in the original principal amount of $2,618,555.11 in favor of Motorola, as amended by the Motorola Amendment defined below (the "SLA Note") and has entered into that certain Credit Agreement dated as of June 17, 1998 by and between ARDIS Company, predecessor to the Company, and Motorola, as amended by Amendment No. 1 to Credit Agreement dated as of October 15, 1998, Amendment No. 2 to Credit Agreement dated as of September 1, 2000 as further amended by Assumption Release Agreement and Waiver Agreement dated as of December 29, 2000 and the Settlement and Release Agreement, dated as of January 17, 2003, by and among the Company, Motient Corporation, Motorola and Motorola Credit Corporation (as amended by the Motorola Amendment defined below the "Motorola Credit Agreement"). The SLA Note and the Motorola Credit Agreement have been amended by that certain Amendment to SLA Note and Credit Agreement dated as of March 16, 2004 (the "Motorola Amendment"). In order to secure the SLA Note and the Motorola Credit Agreement, the Company has executed that certain Subordinate Motient Communications Share Pledge Agreement dated as of March 16, 2004 (the "Motorola Pledge Agreement"), pledging a security interest in the Collateral, which security interest is subordinate to the security interest pledged pursuant to the M&E Pledge Agreement in accordance with this Agreement;

     WHEREAS, it is a condition precedent to the execution and delivery of the M&E Pledge Agreement and the Motorola Pledge Agreement (collectively, the "Pledge Agreements") that the parties hereto enter into this Agreement for the purpose of appointing M&E as Collateral Agent under the Pledge Agreements; and


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

    WHEREAS, M&E and Motorola desire to enter into this Agreement for the purpose of regulating their respective rights and interests with respect to the Collateral, to appoint M&E as Collateral Agent and to set forth its duties and responsibilities as Collateral Agent hereunder;

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein, the parties hereby agree as follows:

     1. RECITALS.

     The recitals to this Agreement are hereby incorporated into this Agreement for all purposes.

     2. DEFINITIONS.

     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Pledge Agreements. For the purposes of this Agreement the following terms shall have the following meanings specified with respect thereto below:

     "Agreement" shall mean this Collateral Agency, Subordination and Intercreditor Agreement, as the same may be amended and in effect from time to time.

     "Collateral" shall have the meaning given in the recitals.

     "Credit Documents" shall mean, collectively, the M&E Credit Agreement, the M&E Pledge Agreement, the SLA Note, the Credit Note, the Motorola Credit Agreement and the Motorola Pledge Agreement, and all other relevant agreements and instruments executed by the Company in connection therewith.

     "Credit Note" shall mean that certain Amended and Restated Promissory Note dated June 17, 1998, as amended and restated as of September 1, 2000, as further amended and restated as of December 29, 2000 and as further amended by Amendment No. 1, dated January 17, 2003, in the original principal amount of $15,000,000 by the Company in favor of Motorola issued in connection with the Credit Agreement.

     "M&E Obligations" shall mean any and all Secured Obligations as such term is defined in the M&E Pledge Agreement.

     "Motorola Obligations" shall mean any and all Secured Obligations as such term is defined in the Motorola Pledge Agreement.

     "Proceeds" shall mean the proceeds of any collection, sale, transfer, assignment or other liquidation or disposition of any of Collateral which are received in the form of cash or other immediately available funds.

     "Secured Parties" shall mean both M&E and Motorola and their respective successors and assigns.


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

     3. COLLATERAL AGENCY; SUBORDINATION

     (a) Appointment of the Collateral Agent . Both of the Secured Parties hereby irrevocably designate and appoint M&E as the Collateral Agent under this Agreement for the purpose of holding and possessing all of the shares and securities comprising the Collateral for the benefit of the Secured Parties and in order that the security interests created under the Pledge Agreements will be perfected, including all certificates evidencing such shares and securities, and each such Secured Party irrevocably authorizes Collateral Agent to take such action or refrain from taking action, as provided under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

     (b) Subordination. Both of the Secured Parties hereby acknowledge and agree that all security interests created by the Motorola Pledge Agreement on any of the Collateral are expressly subordinate to all security interests created by the M&E Pledge Agreement regardless of (i) M&E's acting as Collateral Agent hereunder for both of the Secured Parties, (ii) the failure of any party to make proper and timely filings of recordation, (iii) the place or timing of any filing or recordation, (iv) the timing or amount of any disbursement or advance under either the M&E Obligations or the Motorola Obligations, or (v) any other reason.

     (c) Limitation on Collateral Agent's Duties and Liabilities in Respect of the Collateral .

          (i) Notwithstanding any provision elsewhere to the contrary in this Agreement or any other Credit Document, the Collateral Agent shall have only those duties or responsibilities expressly set forth herein and therein, and in the exercise thereof, the Collateral Agent agrees to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise expressly provided herein, the Collateral Agent shall not have any duty or liability to the Company or any affiliate thereof or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees (including, without limitation, any Proceeds thereof), or any income thereon or to the preservation of rights against prior parties or any other rights pertaining thereto.

          (ii) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be (a) liable for any action lawfully taken or omitted to be taken by such Collateral Agent or its officers, directors, employees or agents, under or in connection with this Agreement or any other Credit Document (except for its or such individual or entity's own gross negligence or willful misconduct), or (b) responsible in any manner for any recitals, statements, representations or warranties contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or, received by the Collateral Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Company or the Secured Parties to perform its or their obligations hereunder or thereunder or for any calculations required hereunder or thereunder.

          (iii) The Collateral Agent may execute any of its duties as agent hereunder by or through agents or employees. Before taking any action hereunder or refraining from taking any action hereunder, the Collateral Agent shall be entitled to retain experts (including counsel which may be counsel to the Company or other counsel of its own choosing) and to act in reliance upon the written advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by any agent selected with reasonable care or by it in good faith in accordance with the written advice of such experts selected by it with reasonable care. In the performance of its duties hereunder the Collateral Agent shall act in accordance with its discretion as provided herein.

          (iv) Neither the Collateral Agent nor either Secured Party, nor any of its or their respective directors, officers, employees or agents, shall be liable to any other Secured Party or the Company for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, nor shall the Collateral Agent be responsible to any Secured Party for the validity, effectiveness, value, sufficiency or enforceability of this Agreement, any other Security Document furnished pursuant hereto or in connection herewith, or of the Collateral (or any part thereof).

     (d) Fees and Expenses.

          (i) The Company agrees to pay to the Collateral Agent, from time to time upon demand, the reasonable costs and out-of-pocket expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel, professional consultants and agents employed or engaged by the Collateral Agent (including, without limitation, fees, costs and expenses incurred in connection with any proceedings under any bankruptcy, reorganization, compromise, arrangement, insolvency, restructuring, debt dissolution or liquidation or similar how which fees, costs and expenses shall constitute administrative expenses in any such proceeding)), (i) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel and professional consultants to the Collateral Agent, (ii) arising in connection with the administration of this Agreement or any other Credit Document or the enforcement of any of the provisions hereof or thereof, or (iii) incurred or required to be advanced in connection with (A) the administration of the Collateral, (B)


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

               any advance made by the Collateral Agent on behalf of the Company under any Credit Document, (C) the sale or other disposition of Collateral pursuant to any Credit Document and (D) the enforcement, preservation, protection or defense of the rights of the Collateral Agent under this Agreement and the other Credit Documents and in and to the Collateral.

          (ii) Without limiting the obligations of the Company under this paragraph, the Company agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of any search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Credit Documents.

          (iii) The obligations of the Company under this Section 3(d) shall survive the termination of the other provisions of this Agreement.

     (e) Indemnification of the Collateral Agent.

          (i) The Company agrees to indemnify and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Collateral Agent for any and all costs and expenses, including reasonable attorneys' fees and expenses, (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any strict liability arising from or failure to comply with, or delay in complying with, any law applicable to any of the Collateral, or (iii) relating to, growing out of or resulting from this Agreement or any other Credit Document or the enforcement of any provision of this Agreement or any other Credit Document or the exercise by the Collateral Agent of any right or remedy granted to it hereunder or thereunder; provided, however, that the Collateral Agent shall not be indemnified if it has been grossly negligent or guilty of willful misconduct with respect to such exercise. If and to the extent that the obligations of the Company under this Section 3(e) are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations permissible under applicable law.

          (ii) The obligations of the Company under this Section 3(e) shall survive the termination of the other provisions of this Agreement or any termination that occurs under any bankruptcy law.


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

     (f) Adequate Provision. In the event the Company fails to pay amounts due the Collateral Agent under Paragraphs (c) and (d) hereof, the Secured Parties agree to reimburse the Collateral Agent for such amounts on a pro rata basis based on the amount of the M&E Obligations and the Motorola Obligations.

     (g) Resignation of the Collateral Agent; Termination Agreement.

          (i) The Collateral Agent may at any time, by giving written notice to the Company and the Secured Parties, resign and be discharged of the responsibilities created hereby and under the Security Documents, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, M&E shall appoint a successor Collateral Agent. The Collateral Agent so resigned shall be entitled to any amounts due under subsections (c) and (d) of this Section 3 to the extent incurred or arising, or relating to events occurring, before such resignation or removal becomes effective.

          (ii) Following ninety (90) days after satisfaction in full of the M&E Obligations, this Agreement will terminate and M&E shall no longer act as Collateral Agent hereunder and shall deliver all of the Collateral in its possession to Motorola or, if the Motorola Obligations have been satisfied in full and Motorola has confirmed such satisfaction in writing, then to the Company.

     (h) Collateral Agent's Calculations . In making any determinations and allocations required hereunder, the Collateral Agent may rely upon information supplied by the Secured Parties as to the amounts payable with respect to the Secured Obligations, absent manifest error, and the Collateral Agent, as such, shall have no liability to the Company, its affiliates or any Secured Party for actions taken in reliance on such information, except for its own gross negligence or willful misconduct.

     4. COOPERATION AMONG PARTIES.

     (a) Cooperation. Each Secured Party agrees with each of the other Secured Parties and the Collateral Agent that: (i) it will from time to time provide such information to the Collateral Agent as may be necessary or reasonably requested by it to enable such Collateral Agent to make any calculation hereunder or otherwise required for any other purpose hereby, and (ii) it will from time to time discuss with the Collateral Agent and the other Secured Parties in good faith the enforcement of its rights with a view to recovering amounts due under the M&E Obligations and the Motorola Obligations.

     (b) Amendments to Credit Documents.

          (i) M&E agrees that prior to the termination of this Agreement, M&E may amend the M&E Credit Agreement and any of the other related documents, provided that no amendment shall be made by M&E to (i) increase the maximum principal amount of the M&E Obligations thereunder (ii) modify the date of required payments to make the date earlier or (iii) increase the rate of interest without, in each case, the prior written consent of Motorola.

          (ii) Motorola agrees that prior to termination of this Agreement, Motorola may amend the SLA Note, the Motorola Credit Agreement and any of the other related documents provided that no amendment will be made by Motorola that would (i) increase the amounts owed, (ii) modify the date of required payments so as to make such date earlier, or (iii) increase the rate of interest without, in each case, the prior written consent of M&E.

     5. RIGHTS OF SECURED PARTIES.

     (a) Rights of Secured Parties; Limitations on Institution of Suits . Except as set forth in this Agreement or the other Credit Documents, the right of both of the Secured Parties to receive payment of the M&E Obligations and the Motorola Obligations, as applicable, held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise), and the obligations of the Company to pay such M&E Obligations and the Motorola Obligations when due, shall not be impaired or affected by the terms of this Agreement or the other Credit Documents without the consent of such Secured Party.

     (b) Indemnification of Secured Parties .

          (i) The Company agrees to indemnify and hold harmless the Secured Parties from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Secured Parties for all costs and expenses, including reasonable attorneys' fees and expenses, (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any strict liability arising from or failure to comply with or delay in complying with any law applicable to any of the Collateral or (iii) relating to, growing out of or resulting from this Agreement or any other Credit Document or the enforcement of any provision of this Agreement or any other Credit Document or the exercise by the Secured Parties of any right or remedy granted to it hereunder or thereunder; provided, however, that no Secured Party shall be indemnified if it has been guilty of gross negligence or willful misconduct with respect to such exercise. If and to the extent that the obligations of the Company under this Paragraph 5(b) are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations permissible under applicable law.

          (ii) The obligations of the Company under this Paragraph (b) shall survive the termination of the other provisions of this Agreement.


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

     (c) Notice and Cure.

          (i) So long as the M&E Obligations remain unsatisfied, M&E agrees that in the event Company defaults under any provisions of the M&E Credit Agreement or any related document and such default remains uncured and unwaived, M&E will provide Motorola with written notice thereof prior to M&E commencing any Foreclosure proceeding and allow Motorola ten (10) days to cure Company's default; provided, however, M&E shall have the right to send notices of and to commence all proceedings necessary for Foreclosure of the Collateral during such ten (10) day period.

          (ii) So long as the Motorola Obligations remain unsatisfied, Motorola agrees that in the event Company defaults under any provision of the SLA Note, the Motorola Credit Agreement or any related document and such default remains uncured and unwaived, Motorola will provide M&E with written notice thereof prior to Motorola commencing any Foreclosure proceeding and allow M&E ten (10) days to cure Company's default; provided, however, Motorola shall have the right to send notices of and to commence all proceedings necessary for Foreclosure of the Collateral during such ten (10) day period. Motorola acknowledges that, following any Foreclosure conducted by Motorola, the purchaser at such Foreclosure shall own the Collateral subject to the security interests and other rights of M&E in and to the Collateral in accordance with the M&E Pledge Agreement.

          (iii) Notwithstanding anything to the contrary herein contained, no transfer of the assets of License (the "License Assets") by the Company, License or any of their respective affiliates to a third party that is (A) approved by M&E in its individual capacity or as Collateral Agent and (B) not M&E or any of its members or any of their respective affiliates (excluding any such transfers occurring in connection with a Foreclosure, which shall be permissible) shall constitute a default under the SLA Note, the Motorola Credit Agreement, the Motorola Amendment or the Motorola Pledge Agreement; provided that the Company shall promptly notify Motorola of any such transfers. Any direct or indirect transfer of all or any part of the License Assets to M&E or any of its members or any of their respective affiliates other than transfers relating to a Foreclosure shall require the prior written consent of Motorola.

     6. NO WAIVER; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Paragraph 3 hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or either Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or either Secured Party of any right or remedy hereunder on anyone occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or either Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     7. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     9. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified unless the same shall be in writing and approved by the Collateral Agent and the Secured Parties; and, provided, further, that any amendments that relate to the obligations of the Company under this Agreement shall require the approval of the Company. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     10. NOTICES. All notices, requests and demands or other communications provided for hereunder shall be in writing, sent by certified or registered first class mail, or nationwide overnight delivery service (with charges prepaid), and (i) if to the Company, addressed to the Company at 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069, Attention: General Counsel,
(ii) if to the Collateral Agent, to the Collateral Agent at c/o Romulus Holdings Inc., 560 Sylvan Avenue, Englewood Cliffs, NJ 07632, Attention: Gary Singer,
(iii) if to Motorola, addressed to them at 1303 East Algonquin Road, Schaumburg, Illinois 60196, Attention: Debi Burmeister, or in each case, at such other address as each party shall specify to the other party in writing.

     11. JUDICIAL PROCEEDINGS. The Company and the Collateral Agent each hereby irrevocably submits itself to the jurisdiction of any Illinois state court or any Federal court sitting in the State of Illinois for the purpose of any suit, action or other proceeding arising out of, or relating to, this Agreement or the subject matter hereof, and each of them hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceedings, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper and (ii) any right which it may have to a trial by a jury.

     The Company hereby agrees that the submission to jurisdiction referred to in this Paragraph shall not limit in any manner the rights of the Collateral Agent or the Secured Parties to take proceedings against the Company in some other court of competent jurisdiction whether within or outside the United States.

     12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     13. CONFLICTING AGREEMENTS. In the event of a conflict or ambiguity between this Agreement and the terms of any other Credit Document, this Agreement shall govern with respect to the rights, duties, obligations and immunities of the Collateral Agent and the Secured Parties.

     14. TERMINATION. This Agreement shall terminate and be of no further force and effect upon the earliest to occur of (i) termination in accordance with
Section 2(f)(ii), (ii) the termination of all of the Credit Documents in accordance with their respective terms and (iii) the release of all Collateral in accordance with the terms of the Credit Documents.

     THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY. SEE PARAGRAPH 11 HEREOF.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year above first written.

                           PLEDGOR:

                           MOTIENT COMMUNICATIONS INC.


                           By: /s/ Christopher Downie
                           Name:  Christopher Downie
                           Title: Chief Financial Officer


                           COLLATERAL AGENT AND SECURED PARTY:

                           M&E ADVISORS L.L.C., as Collateral Agent and
                           Secured Party


                           By:  /s/ Gary Singer
                           Name: Gary Singer
                           Title: Investment Advisor


                           SECURED PARTY:

                           MOTOROLA, INC., as Secured Party


                           By:_____________________________
                           Name:
                           Title:







                   [Signature Page to Intercreditor Agreement]

                           MOTOROLA, INC.



                           By: /s/ Gary B. Tatje
                           Name: Gary Tatje
                           Title:   Vice President








                  [Signature Page to Intercreditor Agreement]

                                                                       EXHIBIT A


                                   Collateral


Motient License Inc.
Delaware corporation
1,000 shares of common stock, par value $0.01 per share, issued to Motient
      Communications Inc.